UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2015
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 15, 2015, TiVo Inc. (the “Company”) adopted its Fiscal Year 2016 Bonus Plan For Executive Officers. The Fiscal Year 2016 Bonus Plan For Executive Officers provides for specified incentive compensation for the Company's executive officers. Under the Fiscal Year 2016 Bonus Plan For Executive Officers, cash bonuses, if any, will be based on the Company's achievement of specified corporate goals and individual achievement of specified departmental and individual goals by the end of the Company's fiscal year ending January 31, 2016, as determined by the Compensation Committee and/or the Board of Directors. A summary of the Fiscal Year 2016 Bonus Plan For Executive Officers is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Effective May 1, 2015, the Compensation Committee approved increases in the base salaries of the Company’s executive officers (other than the Company’s Chief Executive Officer) of 2% of their current base salary each, and the Compensation Committee did not approve any changes in the Company’s executive officers’ target bonus amounts from the prior year, with the exception of the target bonus for Mr. Naveen Chopra, which was increased from 50% to 60% of his base salary.
Item 9.01.     Financial Statements and Exhibits.
(d)

Exhibit Number	Description
10.1	Summary of TiVo Inc. Fiscal Year 2016 Bonus Plan For Executive Officers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

Date: April 17, 2015	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of TiVo Inc. Fiscal Year 2016 Bonus Plan For Executive Officers